Exhibit 99

Release:	On receipt, December 11, 2019
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Announces 2020 Outlook and Long-Term Guidance

Company Also Announces Estimated Full Year 2019 Business Unit Revenues

(Des Moines, Iowa) – Principal Financial Group, Inc. (Nasdaq: PFG) today announced business unit outlook metrics and capital deployment plans for 2020 and updated long-term guidance. These metrics provide greater clarity around the key drivers of earnings growth for each of the business units. Company senior leaders will provide additional detail on guidance and answer questions during a conference call at 10:00 a.m. EST today, Dec. 11, 2019. Slides with additional details of the 2020 outlook are available at principal.com/investor.

Total company long-term targets:

•	9-12 percent annual growth in non-GAAP operating earnings and non-GAAP operating earnings per diluted share;
•	15-17 percent long-term targeted return on equity, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation; and
•	Targeted free cash flow of 70-80 percent of net income each year, in excess of capital used to fund organic growth.

The 2020 and long-term guidance ranges should be applied to the estimated full year 2019 revenue ranges as shown in the table below; the estimated full year 2019 revenue ranges exclude the impact of the significant variances in Exhibit 1. The 2020 and long-term guidance ranges for each business, reflect macroeconomic assumptions as of the end of November 2019, and updated expectations.

		Estimated full year 2019 revenue[1]	2020 guidance	Long-term guidance
Retirement & Income Solutions – Fee (RIS-Fee)
	Estimated 2019 net revenue[2]	$1,770M - $1,800M
	Net revenue growth		10-15%	1-5%
	Pre-tax return on net revenue, excluding integration costs[3]		23-26%	28-32%
Retirement & Income Solutions – Spread (RIS- Spread)
	Estimated 2019 net revenue	$615M - $630M
	Net revenue growth		5-15%	5-15%
	Pre-tax return on net revenue		65-70%	65-70%
Principal Global Investors
	Estimated 2019 operating revenues less pass-through expenses[4]	$1,300M - $1,330M
	Operating revenues less pass-through expenses growth		4-10%	4-7%
	Pre-tax return on operating revenues less pass-through expenses		34-38%	34-37%
Principal International (in reported USD)
	Estimated 2019 combined net revenue (at PFG share)[5]	$940M - $970M
	Combined net revenue (at PFG share) growth		3-7%	9-12%
	Pre-tax return on combined net revenue (at PFG share)		35-39%	38-43%
Specialty Benefits
	Estimated 2019 premium and fees[6]	$2,325M - $2,335M
	Premium and fees growth		6-9%	7-9%
	Pre-tax return on premium and fees[7] Incurred loss ratio		12-14% 60-66%	11-14% 60-66%
Individual Life
	Estimated 2019 premium and fees	$1,125M - $1,145M
	Premium and fees growth		4-8%	4-8%
	Pre-tax return on premium and fees		15-20%	16-20%
Corporate	Pre-tax operating losses	N/A	$(360)M - $(390)M	N/A

The outlook for 2020 incorporates certain assumptions including:

•	S&P 500 daily average in 2020 between 3,240 and 3,260, assuming 6 percent price appreciation from levels as of November 29, 2019;
•	10-year treasury rate approximately 1.75-2.25 percent at year-end 2020;
•	Future foreign exchange rates follow external[8] consensus as of November 2019;
•	U.S. GAAP total company net income effective tax rate of 12-15 percent; total company non-GAAP operating earnings effective tax rate[9] of 16-19 percent;
•	$1.2 billion to $1.7 billion of external capital deployments including common stock dividends, strategic acquisitions, and share repurchases; and
•	Weighted average diluted shares outstanding ranging from 275-280 million.

1 Estimated full year 2019 revenue by business unit includes the first three quarters of 2019 reported excluding the impact of significant variances, as shown in Exhibit 1, plus fourth quarter estimate.

2 Net revenue = operating revenues less benefits, claims and settlement expenses less dividends to policyholders.

3 Pre-tax return on net revenue = pre-tax operating earnings divided by net revenue. Excludes integration costs related to the Institutional Retirement & Trust acquisition.

4 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

5 Combined net revenue: net revenue for all PI companies at 100 percent less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our profit margins.

6 Premium and fees = premiums and other considerations plus fees and other revenues.

7 Pre-tax return on premium and fees = pre-tax operating earnings divided by premium and fees.

8 Latin America utilizes Central Bank estimates , while Asia uses Bloomberg.

9 The operating earnings effective tax rate is a non-GAAP financial measure and differs from the U.S. GAAP net income effective tax rate primarily due to net realized capital gains and losses (NRCG).

Conference call information

You can access the Wednesday, December 11 conference call several ways:

•	Connect to principal.com/investor to listen to a live Internet webcast.
o	Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download/install any necessary audio software.

•	Via telephone by dialing in the following numbers approximately 10 minutes prior to the start of the call.
o	866-427-0175 (U.S. and Canadian callers)
o	706-643-7701 (International callers)
o	Access code is 9389439

•	An audio replay will be available approximately two hours after the live outlook call via:
o	Online at principal.com/investor
o	Telephone:
▪	855-859-2056 (U.S. and Canadian callers)
▪	404-537-3406 (International callers)
▪	Access code: 9389439
▪	The replay will be available through December 17, 2019

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2018, and in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; inability to attract and retain qualified employees and sales representatives and develop new distribution sources; an interruption in telecommunication, information technology or other systems, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks; fluctuations in foreign currency exchange rates; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; and loss of key vendor relationships or failure of a vendor to protect information of our customers or employees.

Use of Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. In this press release, the company provides outlook on certain metrics that impact non-GAAP operating earnings (losses) and earnings growth. Non-GAAP operating earnings is a non-GAAP financial measure that management believes is useful to investors because it illustrates the performance of normal, ongoing operations. Non-GAAP operating earnings are determined by adjusting GAAP net income attributable to PFG for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management uses non-GAAP measures for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®10

Principal helps people and companies around the world build, protect and advance their financial well-being through retirement, insurance and asset management solutions that fit their lives. Our employees are passionate about helping clients of all income and portfolio sizes achieve their goals – offering innovative ideas, investment expertise and real-life solutions to make financial progress possible. To find out more, visit us at principal.com.

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10 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

Exhibit 1

The table below provides the revenue impacts by business unit of the significant variances called out on the first quarter, second quarter, and third quarter 2019 earnings calls.

Business unit	Revenue metric	Impacts of the 1Q-3Q 2019 significant variances
		Actuarial assumption review	Variable investment income	Encaje and inflation
RIS-Fee	Net revenue	$(38)M	$2M	-
RIS-Spread	Net revenue	$(3)M	$15M	-
Principal Global Investors	Operating revenues less pass-through expenses	-	-	-
Principal International	Combined net revenue (at PFG share)	$10M	-	$34M
Specialty Benefits	Premium and fees	-	-	-
Individual Life	Premium and fees	$100M	-	-

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

Estimated full year 2019, x-SV
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$1,435 - $1,490
Commissions and other expenses	(135) - (160)
Operating revenues less pass-through expenses	$1,300 - $1,330

Principal International Combined Net Revenue (at PFG Share)
Pre-tax operating earnings	$340 - $370
Combined operating expenses other than pass-through commissions (at PFG share)	570 - 630
Combined net revenue (at PFG share)	$940 - $970